Exhibit 99.1
TENTH AMENDMENT TO
FOURTH AMENDED AND RESTATED CREDIT AGREEMENT
          This Tenth Amendment to Fourth Amended and Restated Credit Agreement (this “Agreement”) is entered into this 14th day of April, 2008 among PORTOLA PACKAGING, INC., a Delaware corporation, as Borrower, and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (“GECC”), for itself, as Agent, Issuing Lender and Lender.
W I T N E S S E T H:
          WHEREAS, Borrower and GECC, as Agent, Issuing Lender and Lender, are parties to that certain Fourth Amended and Restated Credit Agreement dated as of January 16, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”); and
          WHEREAS, the parties have agreed to amend the Credit Agreement, upon the terms and conditions set forth herein.
          NOW THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein and in the Credit Agreement, the parties agree as follows:
          Section 1. Definitions. Capitalized terms used herein without definition and defined in the Credit Agreement are used herein as defined therein.
          Section 2. Amendments to Credit Agreement. Subject to the satisfaction of the terms and conditions set forth herein, the amendments to the Credit Agreement set forth in this Section 2 shall become effective as of the date hereof.
          2.1 The first sentence of Section 1.1(A) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
Each Lender agrees, severally and not jointly, to lend to Borrower from the Closing Date to April 15, 2011 (the “Commitment Termination Date”), its Pro Rata Share of the Revolving Loans requested by Borrower to be made by Lenders under this subsection 1.1(A), up to an aggregate maximum for all Lenders of Sixty Million Dollars ($60,000,000) (as the same may be reduced from time to time hereunder, the “Revolving Loan Commitment”).
          2.2 The definitions of “Index Rate Margin” and “LIBOR Margin” set forth in Section 1.2 of the Credit Agreement are herby amended and restated in their entireties as follows:
“Index Rate Margin” means 2.50% per annum.
“LIBOR Margin” means 4.00% per annum.

          2.3 Section 2.5(C) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
     (C) Borrower shall, subject to Section 5 of the Tenth Amendment, cause each Person, upon its becoming a Restricted Subsidiary of Borrower, promptly to guaranty the Obligations and to grant to Agent, for the benefit of Agent and Lenders, a Lien in the real, personal and mixed property of such Person to secure the Obligations. In addition, all of the capital stock of such Restricted Subsidiary shall be pledged to Agent, for the benefit of Agent and Lenders. The documentation for such guaranty and security shall be substantially similar to the Loan Documents executed concurrently herewith with such modifications as are reasonably requested by Agent.
          2.4 Sections 3.1(B) and (C) of the Credit Agreement are hereby amended and restated in its entirety to read as follows:
     (B) intercompany Indebtedness arising from loans made by Borrower to its Restricted Subsidiaries that are Loan Parties in the ordinary course of business; provided, however, that upon the request of Agent at any time, such Indebtedness owing by any Restricted Subsidiary that is a Loan Party shall be evidenced by promissory notes having terms reasonably satisfactory to Agent, the sole originally executed counterparts of which shall be pledged and delivered to Agent, for the benefit of Agent and Lenders, as security for the Obligations;
     (C) Indebtedness evidenced by (i) the Senior Notes and any guaranties thereof in an aggregate outstanding principal amount not to exceed $180,000,000, together with interest accrued thereon and (ii) the Second Lien Term Loan and any guaranties thereof in an aggregate outstanding principal amount of $15,000,000 (without deduction of any unamortized original issue discount), together with interest thereon;
          2.5 The definition of “Permitted Encumbrances” set forth in Section 3.2(A) of the Credit Agreement is hereby amended by deleting existing clause (15) thereof and inserting the following as clauses (15) and (16) thereof:
     (15) Liens on the Collateral securing the Second Lien Obligations pursuant to the Second Lien Loan Documents, provided that the same are subject to and subordinated to the Liens granted pursuant to the Loan Documents in accordance with the terms of the Intercreditor Agreement;
     (16) any other Lien not expressly permitted by clauses (1) through (15) above, so long as such other Liens do not secure claims exceeding $2,000,000 in the aggregate at any time outstanding.
          2.6 Sections 3.2(B) and (C) of the Credit Agreement are hereby amended and restated in their entirety to read as follows:

     (B) No Negative Pledges. Borrower will not and will not permit any of its Restricted Subsidiaries directly or indirectly to enter into or assume any agreement (other than the Loan Documents and other than as provided in the Senior Note Documents and the Second Lien Loan Documents, in each case as in effect on the Closing Date) prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired.
     (C) No Restrictions on Restricted Subsidiary Distributions to a Borrower. Except as provided herein or under the Senior Note Indenture or the Second Lien Credit Agreement, Borrower will not and will not permit any of its Restricted Subsidiaries directly or indirectly to create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Restricted Subsidiary to: (1) pay dividends or make any other distribution on any of such Restricted Subsidiary’s capital stock owned by Borrower or any other Restricted Subsidiary; (2) pay any Indebtedness owed to Borrower or any other Restricted Subsidiary; (3) make loans or advances to Borrower or any other Restricted Subsidiary; or (4) transfer any of its property or assets to Borrower or any other Restricted Subsidiary.
          2.7 The last sentence of the definition of “Investment” set forth in Section 3.3 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
     The term “Investment” shall not include any guaranty of the Senior Notes or the Second Lien Obligations by any of Borrower’s Subsidiaries.
          2.8 Section 3.4(B) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
     (B) guaranties of the Obligations and of the Senior Notes and the Second Lien Obligations;
          2.9 Section 3.6 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
     3.6 Restriction on Fundamental Changes. Borrower will not and will not permit any of its Restricted Subsidiaries directly or indirectly to: (a) amend, modify or waive any term or provision of its organizational documents, including, without limitation, its articles of incorporation, certificates of designations pertaining to preferred stock, by laws, partnership agreement or operating agreement unless required by law; (b) enter into any transaction of merger, amalgamation or consolidation except, upon not less than five (5) Business Days’ prior written notice to Agent, any wholly-owned Restricted Subsidiary of Borrower may be merged or amalgamated with or into Borrower (provided that Borrower is the surviving entity) or any other wholly-owned Restricted Subsidiary of Borrower that is a Loan Party; (c) liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution); or (d) acquire by purchase or otherwise all or any substantial part of the business or assets of any other Person, except in connection with an Investment under subsection 3.3(I).
          2.10 Clause (d) of Section 3.7 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
     (d) the sale of up to $4,000,000 of equipment which is listed on Schedule III to the Tenth Amendment and is transferred pursuant to sale and leaseback transactions completed on or before August 31, 2008.
          2.11 Section 3.10 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
     3.10 Changes Relating to Indebtedness. Borrower will not and will not permit any of its Restricted Subsidiaries directly or indirectly to change or amend the terms of any of (1) its Indebtedness permitted by subsections 3.1(C) (excluding the Second Lien Obligations) or (F) if the effect of such amendment is to: (a) increase the interest rate on such Indebtedness; (b) change the dates upon which payments of principal or interest are due on or principal amount of such Indebtedness (excluding intercompany Indebtedness shown on Schedule 3.1 and which is otherwise permitted under Section 3.1(B)); (c) change any event of default or add or make more restrictive any covenant with respect to such Indebtedness; (d) change the prepayment provisions of such Indebtedness; (e) change the subordination provisions thereof, if any (or the subordination terms of any guaranty thereof, if any); or (f) change or amend any other term if such change or amendment would materially increase the obligations of the obligor or confer additional material rights on the holder of such Indebtedness in a manner adverse to Borrower, any of its Restricted Subsidiaries or Lenders, or (2) the Second Lien Obligations, except as permitted under the Intercreditor Agreement. Borrower will not and will not permit any of its Restricted Subsidiaries to voluntarily prepay any Senior Notes or Second Lien Obligations. Borrower will not designate any debt facility as a “Credit Facility” under the Senior Notes Indenture other than this Agreement and the Second Lien Credit Agreement.
          2.12 Section 3.14 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
     3.14 Bank Accounts. Borrower will not and will not permit any of its Restricted Subsidiaries that are Loan Parties to establish any new bank accounts without prior written notice to Agent and unless Agent, Borrower or such Restricted Subsidiary and the bank at which the account is to be opened enter into a tri-party agreement regarding such bank account pursuant to which such bank acknowledges the security interest of Agent in such bank account and agrees to limit its set-off rights on terms satisfactory to Agent.
          2.13 Section 4.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

     4.1 Lease Limits. Borrower will not and will not permit any of its Restricted Subsidiaries directly or indirectly to become or remain liable in any way, whether directly or by assignment or as a guarantor or other surety, for the obligations of the lessee under any operating lease, synthetic lease or similar off-balance sheet financing, if the aggregate amount of all rents (or substantially equivalent payments) paid by Borrower and its Restricted Subsidiaries under all such leases would exceed $8,000,000 (or the equivalent thereof in another currency) in any fiscal year of Borrower.
          2.14 Section 4.2 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
     4.2 Minimum EBITDA. Borrower shall not permit EBITDA for any twelve (12) month period ending on the last day of each fiscal month, commencing with the fiscal month ending May 31, 2005, to be less than (a) $17,500,000 for each such period ending on or before March 31, 2008 and (b) $19,250,000 for each such period ending on or after April 30, 2008.
          2.15 Section 4.3 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
     4.3. Unfinanced Capital Expenditure Limits. Borrower and its Restricted Subsidiaries on a Consolidated basis shall not make Capital Expenditures during any fiscal year, commencing with the 2008 fiscal year, that exceed (A) $17,000,000 for fiscal year 2008 minus an amount equal to the cost of specific equipment listed on Schedule III to the Tenth Amendment (not to exceed $4,000,000) which was not previously acquired by the Borrower and is subject to operating lease(s) entered into on or before August 31, 2008, and (B) $10,000,000 in each fiscal year from and after fiscal year 2009, provided that if the Borrower secures operating leases for at least $2,000,000 of the equipment listed on Schedule III to the Tenth Amendment on or before August 31, 2008, the annual amount in this section (B) shall be increased to $12,000,000.
          2.16 Clause (4) of Section 4.5(L) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
     (4) any Default or Event of Default under the Senior Note Indenture or the Second Lien Credit Agreement, Borrower’s making of any Change of Control Offer or Asset Sale Offer (each as defined in the Senior Note Indenture) or Borrower’s receipt of notice of acceleration of the Senior Notes or Second Lien Obligations; or
          2.17 Section 6.1(B) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
     (B) Default in Other Agreements. (1) The occurrence of a Default or Event of Default under the Senior Note Indenture or the Second Lien Credit Agreement or (2) the occurrence of any event that permits the Senior Note

Trustee or any holder of any Senior Notes to require the Borrower to repurchase the Senior Notes or any portion thereof other than as a result of an Asset Sale Offer (as defined in the Senior Note Indenture) or (3) failure of Borrower or any of its Restricted Subsidiaries to pay when due or within any applicable grace period any principal or interest on Indebtedness (other than the Loans and other than the Senior Notes and the Second Lien Obligations) or any Contingent Obligations (other than Contingent Obligations with respect to the Loans or the Senior Notes or the Second Lien Obligations) or (4) breach or default of Borrower or any of its Restricted Subsidiaries, or the occurrence of any condition or event, with respect to any Indebtedness (other than the Loans and other than the Senior Notes and the Second Lien Obligations) or any Contingent Obligations (other than Contingent Obligations with respect to the Loans or the Senior Notes and the Second Lien Obligations), if the effect of such failure to pay, breach, default or occurrence is to cause or to permit the holder or holders then to cause, Indebtedness and/or Contingent Obligations having an individual principal amount in excess of $1,000,000 (or the equivalent thereof in another currency) or having an aggregate principal amount in excess of $2,000,000 (or the equivalent thereof in another currency) to become or be declared due prior to their stated maturity; or
          2.18 Section 9 of the Credit Agreement is hereby amended by inserting the following as Section 9.20 thereof:
     9.20 Intercreditor Agreement. Each Lender hereby authorizes and directs Agent to enter into the Intercreditor Agreement on behalf of such Lender and agrees that Agent, in its various capacities thereunder, may take such actions on its behalf as is contemplated by the terms of the Intercreditor Agreement
          2.19 The following definitions set forth in Section 10.1 of the Credit Agreement are hereby amended and restated in their entirety to read as follows:
     “Canadian Restricted Subsidiary” means Portola Packaging Canada Ltd., a corporation amalgamated under the laws of British Columbia.
     “EBITDA” means, for any period, the sum (without duplication) of the following for Borrower and its Restricted Subsidiaries on a Consolidated basis: (a) Net Income for the period, (b) any provision for (or less any benefit from) income and franchise taxes included in the determination of Net Income, (c) interest expense deducted in the determination of Net Income, (d) amortization and depreciation deducted in determining Net Income, (e) losses (or less gains) from Asset Dispositions or other non-cash items included in the determination of Net Income (excluding sales, expenses or losses related to current assets), (f) extraordinary losses (or less gains), as defined under GAAP, net of related tax effects, included in the determination of Net Income, (g) non-recurring restructuring charges approved by Requisite Lenders, including those specifically listed on Part 1 of Schedule I attached to the Tenth Amendment, (h) amounts not exceeding $7,000,000 in the aggregate paid by Borrower to Blackhawk Molding,

Inc. (“Blackhawk”) pursuant to that settlement agreement dated May 31, 2006 between Borrower and Blackhawk to the extent such amounts are deducted in determining Net Income, and (i) those items specifically listed on Part 2 of Schedule I to the Tenth Amendment.
     “Loan Documents” means this Agreement, the Notes, the Security Documents, the Negative Pledge Agreements, the Intercreditor Agreement and all other instruments, documents and agreements executed by or on behalf of any Loan Party and delivered concurrently herewith or at any time hereafter to or for the benefit of Agent or any Lender in connection with the Loans and other transactions contemplated by this Agreement, all as amended, supplemented or modified from time to time.
     “Loan Party” means, collectively, Borrower and each Subsidiary thereof which is or becomes a party to any Loan Document. As of the Tenth Amendment Date, the Loan Parties are Borrower, Canadian Restricted Subsidiary, Mexican Restricted Subsidiary, Tech Industries, Portola Allied Tools, Inc. and UK Restricted Subsidiary.
     “Restricted Subsidiary” means any Subsidiary of Borrower, whether existing on or after the date hereof, unless such Subsidiary is an Unrestricted Subsidiary or is designated an Unrestricted Subsidiary prior to the date it becomes a Subsidiary. Upon the effectiveness of the Tenth Amendment, each of the China Restricted Subsidiary, Czech Restricted Subsidiary, Hong Kong Restricted Subsidiary and New Zealand Restricted Subsidiary will be deemed a Restricted Subsidiary.
     “Tech Industries” means Portola Tech International, Inc. (f/k/a Tech Industries, Inc.), a Rhode Island corporation.
     “UK Restricted Subsidiary” means, collectively, Portola Packaging Limited, a corporation organized under the laws of England and Wales, and Portola Limited, a corporation organized under the laws of England and Wales.
          2.20 Clause (e) of the definition of “Indebtedness” set forth in Section 10.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
     “(e) any obligation owed for all or any part of the deferred purchase price of property or services if the purchase price is due more than one (1) year from the date the obligation is incurred or is evidenced by a note or similar written instrument;”
          2.21 Section 10.1 of the Credit Agreement is hereby amended by adding the following definitions in their proper alphabetical order:
     “China Restricted Subsidiary” means Shanghai Portola Packaging Company Limited, a corporation organized under the laws of the People’s Republic of China.

     “Czech Restricted Subsidiary” means Portola (S.R.O.), a corporation organized under the laws of the Czech Republic.
     “Hong Kong Restricted Subsidiary” means Portola (Asia Pacific) Holding Limited, a corporation organized under the laws of Hong Kong.
     “Intercreditor Agreement” means that certain Intercreditor Agreement of even date herewith among the Loan Parties, Agent and Second Lien Agent, as the same may be amended, restated or otherwise modified in accordance with the terms thereof.
     “New Zealand Restricted Subsidiary” means Portola (ANZ) Limited, a corporation organized under the laws of New Zealand.
     “Second Lien Agent” means the “Agent,” as such term is defined in the Intercreditor Agreement.
     “Second Lien Credit Agreement” means the “Second Lien Credit Agreement,” as such term is defined in the Intercreditor Agreement.
     “Second Lien Lenders” means the “Second Lien Creditors,” as such term is defined in the Intercreditor Agreement.
     “Second Lien Loan Documents” means the “Second Lien Documents,” as such term is defined in the Intercreditor Agreement.
     “Second Lien Obligations” means the “Obligations” under and as defined in the Second Lien Credit Agreement.
     “Second Lien Term Loan” means the term loans advanced by the Second Lien Lenders pursuant to the Second Lien Credit Agreement in an aggregate principal amount of $15,000,000.
     “Tenth Amendment” means that Tenth Amendment to Fourth Amended and Restated Credit Agreement dated as of April 14, 2008 among Borrower and GECC, as Agent, Issuing Lender and Lender.
     “Tenth Amendment Date” means April 14, 2008.
          2.22 Exhibit 4.5(F) (Borrowing Base Certificate) to the Credit Agreement is hereby replaced with Exhibit 4.5(F) (Borrowing Base Certificate) attached hereto.
          Section 3. Conditions. The effectiveness of this Agreement is subject to Borrower’s satisfaction of the following conditions on or before the date hereof in a manner satisfactory to the Agent:
          3.1 Executed Agreement. Executed signature pages for this Agreement signed by Agent, Lender, Issuing Lender and Borrower shall have been delivered to Agent.

          3.2 Executed Second Lien Loan Documents. The Loan Parties and the Second Lien Creditors shall have executed and delivered the Second Lien Loan Documents, and the net proceeds of the Second Lien Term Loan, in an amount not less than $14,600,000, shall have been applied against the outstanding balance of the Revolving Loans.
          3.3 Executed Intercreditor Agreement. Executed signature pages for the Intercreditor Agreement signed by Agent, Second Lien Agent and the Loan Parties shall have been delivered to Agent.
          3.4 Other Documents. The Loan Parties shall have executed and delivered to the Agent all opinions, documents and materials identified on Annex A attached hereto.
          3.5 Continuation of Representations and Warranties. The representations and warranties made by the Loan Parties contained in the Credit Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date hereof with the same effect as if made on and as of the date hereof (except to the extent such representations and warranties expressly relate to an earlier date).
          3.6 No Existing Default. As of the date hereof and after giving effect to this Agreement, no Default or Event of Default shall have occurred and be continuing or shall result from the consummation of the transactions contemplated hereunder.
          3.7 Amendment Fee. An amendment fee equal to $900,000 (the “Amendment Fee”) shall be fully earned on the Tenth Amendment Date by GECC, as the sole Lender on the Tenth Amendment Date, and shall be payable as follows: (a) Borrower shall have paid to Agent, for the benefit of GECC, a portion of the Amendment Fee equal to $450,000 on the Tenth Amendment Date, and (b) Borrower shall pay to Agent, for the benefit of GECC, the remaining portion of the Amendment Fee equal to $450,000 (the “Deferred Portion”) on April 15, 2009 (the “Deferred Portion Payment Date”); provided, that if, prior to the Deferred Portion Payment Date, the Revolving Loan Commitment is reduced from $60,000,000 to $45,000,000 or less (other than as a result of an Event of Default), then the Deferred Portion shall be reduced by the same percentage (for example, if the Revolving Loan Commitment is reduced by 50% from $60,000,000 to $30,000,000, then the Deferred Portion shall be reduced by 50% from $450,000 to $225,000).
          3.8 Payments of Costs and Expenses. Borrower shall have reimbursed Agent for its costs and expenses incurred in connection with this Agreement (including reasonable legal and attorneys’ fees and expenses) to the extent requested by Agent on the date hereof.
          Section 4. Representations and Warranties of Borrower. Borrower represents and warrants that:
               (i) the execution, delivery and performance by the Borrower of this Agreement have been duly authorized by all necessary corporate action and this Agreement is a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as its enforceability may be affected by the effect of (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors generally, and (ii) general principles of equity;
               (ii) each of the representations and warranties contained in the Credit Agreement is true and correct in all material respects on and as of the date hereof as if made on the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date;
               (iii) neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby does or shall contravene, result in a breach of, or violate (i) any provision of any Loan Party’s certificate or articles of incorporation or bylaws, (ii) any law or regulation, or any order or decree of any court or government instrumentality, or (iii) any indenture, mortgage, deed of trust, lease, agreement or other instrument to which any Loan Party or any of its Subsidiaries is a party or by which any Loan Party or any of its Subsidiaries or any of their property is bound; and
               (iv) each of Canadian Restricted Subsidiary, Tech Industries, Portola Allied Tools, Inc., Mexican Restricted Subsidiary, UK Restricted Subsidiary, China Restricted Subsidiary, Czech Restricted Subsidiary, Hong Kong Restricted Subsidiary and New Zealand Restricted Subsidiary is a “Restricted Subsidiary” (as such term is defined in the Senior Note Indenture).
          Section 5. Post-Closing Undertakings. Notwithstanding any provision in the Credit Agreement to the contrary, Borrower shall deliver (or cause the delivery of) to Agent each item set forth on Schedule II hereto in form and substance reasonably satisfactory to Agent, and/or take the action described on said Schedule II in a manner reasonably satisfactory to Agent, in each case within the time periods set forth on such Schedule (unless such time periods are extended by Agent in its sole discretion). Any failure to comply with any of the foregoing undertakings shall constitute an immediate Event of Default under the Credit Agreement (it being understood that Borrower’s failure to cause Hong Kong Restricted Subsidiary, Czech Restricted Subsidiary and/or New Zealand Restricted Subsidiary to become a Loan Party pursuant to paragraph 3, 4 or 5, as applicable, of Schedule II shall not in and of itself constitute an Event of Default if Borrower shall have used its best efforts to attempt to do so).
          Section 6. Reference To And Effect Upon The Credit Agreement.
               (i) Except as specifically provided herein, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.
               (ii) The execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of Agent or any Lender under the Credit Agreement or any Loan Document, nor constitute a waiver of any provision of the Credit Agreement or any Loan Document, except as specifically set forth herein.
               (iii) This Agreement shall be deemed to be a Loan Document.

          Section 7. Costs And Expenses. Borrower agrees to reimburse Agent on the date hereof for all fees, costs and expenses, including the fees, costs and expenses of counsel or other advisors for advice, assistance, or other representation in connection with this Agreement.
          Section 8. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS.
          Section 9. Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purposes.
          Section 10. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument.
[Signature Pages Follow]

          IN WITNESS WHEREOF, the parties hereto hereupon set their hands as of the date first written above.

PORTOLA PACKAGING, INC.

By:	/s/ Brian J. Bauerbach
Title:	President and Chief Executive Officer

GENERAL ELECTRIC CAPITAL CORPORATION,
as Agent, Issuing Lender and Lender

By:	/s/ Maura Fitzgerald
Title:	Authorized Signatory

CONSENT AND REAFFIRMATION (SUBSIDIARY GUARANTORS)
          Each of the undersigned hereby (i) acknowledges receipt of a copy of the foregoing Tenth Amendment to Credit Agreement; (ii) consents to Borrower’s execution and delivery thereof; (iii) affirms that nothing contained therein shall modify in any respect whatsoever its guaranty of the obligations of Borrower to Agent and Lenders and reaffirms that such guaranty is and shall continue to remain in full force and effect and that each Loan Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guaranty or secure, as the case may be, to the fullest extent possible, the payment and performance of all obligations under or in respect of such guaranty and such other Loan Documents; and (iv) confirms that, as of the date hereof, it does not have, and hereby waives, remises and releases any claims or causes of action of any kind against Agent or any of the Lenders or any of their officers, directors, employees, agents, attorneys, or any of the Lenders or any of their officers, directors, employees, agents, attorneys or representatives, or against any of their respective predecessors, successors, or assigns relating in any way to any event, circumstance, action, or omission relative to any of the Loan Documents or any transaction contemplated thereby, from the beginning of time through the date hereof. Although each of the undersigned has been informed of the matters set forth herein and has acknowledged and consented to same, each of the undersigned understands that Agent and Lenders have no obligation to inform it of such matters in the future or to seek its acknowledgment or consent to future Agreements or waivers, and nothing herein shall create such a duty.
[Signature Page Follows]

          IN WITNESS WHEREOF, the undersigned have executed this Tenth Amendment on and as of the date of such Agreement.

PORTOLA PACKAGING CANADA LTD.

By:	/s/ John Murkin
Name:	John Murkin
Title:	Vice President of North American Closures

PORTOLA ALLIED TOOL, INC.

By:	/s/ Brian J. Bauerbach
Name:	Brian J. Bauerbach
Title:	President and Chief Executive Officer

PORTOLA PACKAGING LIMITED

By:	/s/ Glenn Heighington
Name:	Glenn Heighington
Title:	Managing Director of UK and European Operations

PORTOLA PACKAGING, INC. MEXICO S.A. de C.V.

By:	/s/ John Murkin
Name:	John Murkin
Title:	Vice President of North American Closures

PORTOLA TECH INTERNATIONAL, INC.

By:	/s/ Brian J. Bauerbach
Name:	Brian J. Bauerbach
Title:	President and Chief Executive Officer

PORTOLA LIMITED

By:	/s/ Glenn Heighington
Name:	Glenn Heighington
Title:	Managing Director of UK and European Operations

Schedule II
Post-Closing Undertakings
1.	Within thirty (30) days following the Tenth Amendment Date, Borrower shall deliver to Agent, bank account control agreements in favor of Agent, each in form and substance reasonably satisfactory to Agent, relating to accounts maintained by the Loan Parties at Union Bank of California and FirstMerit Bank.
2.	Borrower shall use commercially reasonable efforts to obtain and deliver to Agent, within thirty (30) days following the Tenth Amendment Date, a landlord waiver with respect to the following leased location: 7301 Tellier, Montreal, Quebec, in form and substance reasonably satisfactory to Agent.
3.	Borrower shall use its best efforts to cause Hong Kong Restricted Subsidiary, within 60 days following the Tenth Amendment Date, to guaranty the Obligations and to grant to Agent, for the benefit of Agent and Lenders, a Lien against all of its property to secure the Obligations (including, without limitation, a pledge of 100% of the capital stock of China Restricted Subsidiary) in accordance with applicable law and pursuant to documentation reasonably requested by Agent (upon the completion of which Hong Kong Restricted Subsidiary, but not China Restricted Subsidiary, will become a Loan Party). If Borrower shall fail to cause Hong Kong Restricted Subsidiary to become a Loan Party as provided above within 60 days following the Closing Date, then, Agent may, in its sole discretion and in addition to (and not in lieu of) any other rights and remedies (if any) available to Agent, immediately upon written notice to Borrower, (a) increase the Index Rate Margin to 3.50% per annum and the LIBOR Margin to 5.00% per annum and (b) exclude from the calculation of “EBITDA” for all purposes under the Credit Agreement (including, without limitation, for purposes of calculating the Senior Leverage Borrowing Base) the EBITDA contribution of Hong Kong Restricted Subsidiary and China Restricted Subsidiary in excess of $3,000,000 per 12-month period and exclude from the Working Capital/Fixed Asset Borrowing Base as of any date any portion thereof attributable to Hong Kong Restricted Subsidiary and China Restricted Subsidiary in excess of $6,500,000 in the aggregate.
4.	Borrower shall use its best efforts to cause Czech Restricted Subsidiary, within 60 days following Agent’s request, to guaranty the Obligations and to grant to Agent, for the benefit of Agent and Lenders, a Lien against all of its property to secure the Obligations, in accordance with applicable law and pursuant to documentation reasonably requested by Agent (upon the completion of which such Person shall become a Loan Party). If Borrower shall fail to cause Czech Restricted Subsidiary to become a Loan Party as provided above within 60 days following Agent’s request, then Agent may, in its sole discretion and in addition to (and not in lieu of) any other rights and remedies (if any) available to Agent, immediately upon written notice to Borrower exclude from the calculation of “EBITDA” for all purposes under the Credit Agreement (including, without limitation, for purposes of calculating the Senior Leverage Borrowing Base) the

EBITDA contribution of Czech Restricted Subsidiary in excess of $500,000 per 12-month period and exclude from the Working Capital/Fixed Asset Borrowing Base as of any date any portion thereof attributable to Czech Restricted Subsidiary in excess of $3,000,000 in the aggregate.
5.	Borrower shall use its best efforts to cause New Zealand Restricted Subsidiary, within 60 days following Agent’s request, to guaranty the Obligations and to grant to Agent, for the benefit of Agent and Lenders, a Lien against all of its property to secure the Obligations, in accordance with applicable law and pursuant to documentation reasonably requested by Agent (upon the completion of which such Person shall become a Loan Party). If Borrower shall fail to cause New Zealand Restricted Subsidiary to become a Loan Party as provided above within 60 days following Agent’s request, then Agent may, in its sole discretion and in addition to (and not in lieu of) any other rights and remedies (if any) available to Agent, immediately upon written notice to Borrower exclude from the calculation of “EBITDA” for all purposes under the Credit Agreement (including, without limitation, for purposes of calculating the Senior Leverage Borrowing Base) the EBITDA contribution of New Zealand Restricted Subsidiary in excess of $500,000 per 12-month period and exclude from the Working Capital/Fixed Asset Borrowing Base as of any date any portion thereof attributable to New Zealand Restricted Subsidiary in excess of $1,200,000 in the aggregate.

Schedule III

Surveyor 900 X-Ray Machine
Krauss Maffei 450 ton C3 3500
Krauss Maffei 450 ton C3 3500
FISA Ultrasonic Cleaner
FISA Ultrasonic Cleaner
R.A. Pearson Box Erector
PBI Sensor Bag Leak Detector
FISA Ultrasonic Cleaner
Eckel and Sohn Spark Leak Detector
SACMI CCM64M Molder/Slitter
Krauss Maffei 575 ton C2 3500
Eckel and Sohn Spark Leak Detector